[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
[Luxottica Logo]                                            [Cole National Logo]


                    LUXOTTICA GROUP TO ACQUIRE COLE NATIONAL
                              FOR $22.50 PER SHARE


MILAN, ITALY AND CLEVELAND, OHIO, JANUARY 26, 2004 - LUXOTTICA GROUP S.P.A. (NYSE: LUX; MTA: LUX), and COLE NATIONAL CORPORATION (NYSE: CNJ), today jointly announced that they have entered into a definitive merger agreement with the unanimous approval of the Boards of Directors of both companies. Under the agreement, Luxottica Group will acquire all of the outstanding shares of Cole National for a cash purchase price of $22.50 per share, together with the purchase of all outstanding options and similar equity rights at the same price per share, less their respective exercise prices, for a total purchase price of approximately $401 million.

Leonardo Del Vecchio, Chairman of Luxottica Group, commented: "This acquisition is a natural strategic move for Luxottica, as the addition of Cole National retail operations and brands gives us the opportunity to enhance our North American retail market offerings in product categories complementary to our LensCrafters and Sunglass Hut International operations. Moreover, we are eager to welcome Cole National into our Group, as we have been keen observers of its business turnaround and impressed with the accomplishments of its associates, franchisees, and affiliated doctors of optometry. It is these people who have driven the value created at Cole National, and we look forward to working with them. In addition, through the combination of Cole National with our retail and manufacturing operations, we expect to achieve significant synergies for the benefit of our customers and shareholders."

Larry Pollock,  President and Chief Executive Officer of Cole National,  stated:
"During the past several months, a special committee of our Board has thoroughly examined a

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range of  strategic  options  for our  future.  Our  Board  has  decided  that a combination with Luxottica, in addition to providing fair value for our shareholders, represents an excellent partner for Cole National associates, franchisees and affiliated doctors of optometry. We will have increased financial strength, greater resources to grow our brands, and new opportunities to build managed care relationships, all of which will benefit our associates, customers, and host partners."

The merger is subject to the approval of Cole National's stockholders and the satisfaction of other customary conditions, including compliance with applicable antitrust clearance requirements. Therefore, the transaction is expected to close in the second half of 2004. Accordingly Luxottica Group noted that the transaction is expected to have only a marginal impact on its net earnings for the year.

Luxottica Group will fund the payment of the purchase price and transaction costs from cash flow and credit facilities to be available at the closing. At Luxottica Group's request, Mr. Pollock has entered into an agreement with Luxottica Group to vote his shares in favor of the merger.

Luxottica Group's financial advisor on the transaction is Goldman Sachs & Co., and its legal advisor is Winston & Strawn LLP. Cole National's financial advisor on the transaction is Lehman Brothers Incorporated, and its legal advisor is Wachtell, Lipton, Rosen & Katz.

Cole National will hold a conference call to discuss the proposed transaction with the Investment Community today, at 10:00 a.m., EST, 4:00 p.m., CET, 3:00 p.m., GMT. Analysts and investors in the U.S. should call 888- 423-3281. Analysts and investors from outside the U.S. should call 612 - 332-1210. To ensure access to the call, analysts and investors are encouraged to dial the above numbers at least fifteen minutes prior to start time. On the call Larry Pollock, President and Chief Executive Officer of Cole National will give a brief presentation on the transaction, followed by a question and answer session. One or more members of Luxottica Group's senior management will

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participate in the call and be available to answer questions for Luxottica Group relating to the transaction. Members of the media will be allowed on the call in
a  "listen   only"  mode.   The   conference   call  will  also  be  webcast  at
WWW.COLENATIONAL.COM and at www.streetevents.com. A replay of the telephone conference call will be available from 2 P.M. on Monday, January 26, through 5 P.M. on Monday, February 2, 2004, by dialing 800-475-6701 in the U.S. or 320-365-3844 for international callers. The access code for the replay will be 719237#.

Luxottica Group will hold its own conference call on January 30, 2004 at 8:00 a.m., EST, 2:00 p.m., CET, 1:00 p.m., GMT. to discuss fourth quarter results and the proposed transaction. If you would like to participate in this conference call, please contact Paola Lucardini of Luxottica Group at +39 (02) 8633-4665 to RSVP and receive the pertinent information. For callers from the U.S., please contact Alex Fudukidis of Breakstone & Ruth at (+1) 646-536-7012. A replay of the conference call will be made available from Friday, January 30, through Monday, February 9, 2004.


ABOUT LUXOTTICA GROUP S.P.A.
--------------------------------------------------------------------------------

Luxottica Group is the world leader in the design, manufacture, marketing and distribution of prescription frames and sunglasses in mid- and premium-priced categories. The Group's products are designed and manufactured in its six facilities in Italy and one in the People's Republic of China. The lines manufactured by Luxottica Group include over 2,450 styles in a wide array of colours and sizes and are sold through 21 wholly-owned subsidiaries in the United States, Canada, Italy, France, Spain, Portugal, Sweden, Germany, the United Kingdom, Brazil, Switzerland, Mexico, Belgium, Argentina, South Africa, Finland, Austria, Norway, Japan, Hong Kong and Australia; two 75%-owned subsidiaries in Israel and Poland; a 70%-owned subsidiary in Greece; three 51%-owned subsidiaries in the Netherlands, Turkey and Singapore, one 49%-owned subsidiary in the Arab Emirates and one 44%-owned subsidiary in India. In September 2003, Luxottica Group acquired OPSM, the leading eyewear retailer in Australia. In March 2001, Luxottica Group acquired Sunglass Hut International, a leading sunglass retailer with approximately 1,900 stores worldwide. This followed the

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acquisitions of Bausch & Lomb sunglass business,  which includes the prestigious
Ray-Ban(R), Revo(R), ArnetteTM and Killer Loop(R) brands, in June 1999, and LensCrafters, the largest optical retail chain in North America, in May 1995. For fiscal 2002, Group net sales improved year-over-year by 2.2 percent to EUR 3,132.2 million and net income by 17.6 percent to EUR 372.1 million. Additional information on the company is available on the web at WWW.LUXOTTICA.COM.


ABOUT COLE NATIONAL
--------------------------------------------------------------------------------

Cole National Corporation's vision business, together with Pearle franchisees, has 2,197 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 728 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,480 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal, Russia and Sweden.


Cole National will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its stockholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from the company.

Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the SEC.

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SAFE HARBOR STATEMENT
--------------------------------------------------------------------------------

Certain statements in this press release may constitute "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the merger will not be completed, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate recently acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in the respective companies' filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and neither Luxottica Group nor Cole National assumes any obligation to update them.

                                      ###

CONTACTS
--------------------------------------------------------------------------------

LUXOTTICA GROUP S.P.A.                           COLE NATIONAL CORPORATION
Sabina Grossi, Director, Investor Relations      Joseph Gaglioti
Alessandra Senici, Investor Relations            Tel.: +1 330-486-3100

Tel.: +39-02-8633-4665                           Kekst and Company
E-mail: alessandrasenici@luxottica.com           Victoria Weld/Ruth Pachman
        ------------------------------           Tel.: +1 212-521-4800

IN THE U.S:
----------

BREAKSTONE & RUTH INTERNATIONAL
Alexander Fudukidis

Tel.:  + 1-646-536-7012
E-mail:  Afudukidis@breakstoneruth.com
         -----------------------------

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